Exhibit 10.18

Execution Version

CONTROL AGREEMENT

This Control Agreement (the “Agreement”) is among TH International Limited, a Cayman Islands company (legal name of owner of the Account (as defined below)) (“Pledgor”); Shaolin Capital Management LLC, a Delaware limited liability company, as collateral agent for the Secured Parties (as defined below) (“Collateral Agent”); and U.S. Bank National Association, a national banking association organized under the laws of the United States of America (in such capacity, together with its successor and assigns, the “Intermediary”).

WHEREAS, Collateral Agent and Pledgor have requested Intermediary to establish and maintain an account in the name of Pledgor with account number (the “Account”), with such sub- accounts as may be agreed between Collateral Agent, Pledgor and Intermediary, and to perform certain other functions as more full described herein;

WHEREAS, Pledgor, Intermediary and Collateral Agent are entering into this Agreement to provide for the control of the Account and the Collateral (as defined below) by Collateral Agent, on behalf of the Secured Parties (as defined below) as the pledgees under the Pledge Agreement (as defined below), and to perfect the security interest of the Secured Parties in the Account and the Collateral (as defined below); and

WHEREAS, Pledgor hereby directs Intermediary to enter into this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.            Collateral; Account Control. Pledgor and Collateral Agent hereby represent and warrant that, pursuant to a separate agreement (as amended, supplemented or amended and restated from time to time, the “Pledge Agreement”) between Pledgor, Shaolin Capital Partners Master Fund, Ltd.; MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC; DS Liquid DIV RVA SCM LLC; and Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC (collectively, the “Secured Parties” and each individually, a “Secured Party”) and Collateral Agent, (1) each of the Secured Parties have appointed Collateral Agent as collateral agent on its behalf and (2) Pledgor has granted to the Secured Parties a security interest in, among other matters, all of Pledgor’s right, title and interest in, to, or otherwise with respect to, the following property and assets whether now owned or existing or hereafter acquired or arising and regardless of where located: (a) the Account and any cash, cash equivalents, securities, general intangibles, investment property, financial assets, and other property that may from time to time be deposited, credited, held or carried in the Account, all security entitlements as defined in §8-102(a)(17) of the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests (the “UCC”) with respect to any of the foregoing and all income and profits on any of the foregoing, all dividends, interest and other payments and distributions with respect to any of the foregoing, all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights, and any substitutions for any of the foregoing, and any proceeds of any of the foregoing, in each case whether now existing or hereafter arising to the extent held in the Account ; and (b) all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, or other disposition of, or other realization upon, the foregoing (collectively, the “Collateral”). Pledgor and Collateral Agent hereby intend that this Agreement establish “control” by Collateral Agent of the Account and the Collateral, on behalf of the Secured Parties as the pledgees under the Pledge Agreement, for purposes of perfecting the Secured Parties’ security interest in the Account and the Collateral pursuant to Article 8 of the UCC, and Intermediary hereby acknowledges that it has been advised of Pledgor’s grant to the Secured Parties of a security interest in the Account and the Collateral. Intermediary has no interest in, and no duty, responsibility or obligation with respect to, any such Pledge Agreement other than its duties, responsibilities and obligations under this Agreement (including without limitation, no duty, responsibility or obligation to monitor Pledgor’s, the Collateral Agent’s or any Secured Party’s compliance with the Pledge Agreement or to know the terms of such Pledge Agreement).

2.             UCC. Intermediary is a “securities intermediary” with respect to the Account, and the Account is a “securities account”, within the meaning of Article 8 (“Article 8”) of the UCC. Intermediary hereby agrees that Collateral, including cash, will be treated as a “financial asset” within the meaning of Article 8 of the UCC. Notwithstanding anything in this Agreement to the contrary, New York is Intermediary’s jurisdiction for the purposes of Article 8.

3.            Assets Held in the Account. Pledgor, simultaneously with the execution and delivery of this Agreement, has caused the initial Collateral to be deposited in the Account, which initial Collateral, together with any additional Collateral deposited in the Account, shall be held by Intermediary upon the terms and conditions hereinafter set forth. Any cash maintained in the Account will not bear interest. Any securities credited to the Account shall be held in book-entry format. Intermediary shall have no duty to solicit the Collateral. Pledgor or Collateral Agent shall use commercially reasonable efforts to notify Intermediary in writing at or prior to the time when Collateral is sent to Intermediary pursuant to this Agreement. All securities or other property underlying any financial assets credited to the Account shall be registered in the name of the Intermediary (or a nominee), indorsed to the Intermediary or in blank or credited to another securities account maintained in the name of the Intermediary (including an account at a depositary), and in no case shall any financial asset credited to the Account be registered in the name of Pledgor, payable to the order of Pledgor or specially indorsed to Pledgor except to the extent the foregoing have been specially indorsed to the Intermediary or in blank.

4.             Certain Assets Not Collateral. Notwithstanding anything herein to the contrary, the following assets are not Collateral, and Intermediary hereby makes no confirmation, covenant, representation, or warranty with respect thereto:

4.1.           Assets that are neither registered in the name of Intermediary or Intermediary’s nominee nor maintained by Intermediary at any central securities depository (such as the Depository Trust Company) or Federal Reserve Bank or with a sub-custodian nor held by Intermediary in unregistered or bearer form or in such form as will pass title by delivery.

4.2.           Global securities maintained by Intermediary with a sub-custodian.

4.3.           Contracts, declarations of trust, documents of title, general intangibles, leases, limited liability company interests, loan agreements, notes, offering memoranda, partnership interests, security certificates, subscription agreements, or other instruments which may establish rights to income, principal, or other distributions on an asset.

4.5.           Real estate.

4.6.          Cryptocurrencies or other assets represented by blockchain or other decentralized ledgers.

4.7.          Securities which are “control securities” or “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended, or are subject to other marketability limitations.

4.8.           “Financial assets” within the meaning of Article 8 in the physical possession of Intermediary that are registered in the name of, payable to the order of, or specially indorsed to anyone other than Intermediary and have not been indorsed to Intermediary or in blank. Pledgor hereby covenants not to deliver, or cause to be delivered, any of the foregoing to the Account.

5.	Appointment of Intermediary; Collateral Agent’s Power to Direct Intermediary.

5.1.           Pledgor and Collateral Agent hereby appoint U.S. Bank National Association as Intermediary in accordance with the terms and conditions set forth herein, and Intermediary hereby accepts such appointment. Pledgor and Collateral Agent hereby direct Intermediary to comply with all directions, instructions (including Written Instructions), or entitlement orders concerning the Account and the Collateral originated by Collateral Agent without further consent by Pledgor. Intermediary hereby agrees that it will comply with all directions, instructions, or entitlement orders concerning the Account and the Collateral originated by Collateral Agent without further consent by Pledgor. Pledgor hereby agrees that Intermediary’s obligation to act on Collateral Agent’s directions, instructions, or entitlements orders is unconditional. Intermediary will have no duty, obligation, or authority to determine or question whether Collateral Agent is acting properly, even if Pledgor objects or directs Intermediary not to follow Collateral Agent’s directions, instructions, or entitlement orders. Collateral Agent shall at all times have sole and exclusive control of the Account and the Collateral held therein.

6.               Withdrawal or Transfer Pledgor will not, and hereby covenants not to, withdraw or transfer any Collateral without Collateral Agent’s prior written consent. Without Collateral Agent’s prior written consent, Intermediary will not comply with Pledgor’s instructions to withdraw or transfer the Collateral.

7.	Investment of Collateral .

7.1            Intermediary shall accept the Collateral and shall hold such Collateral in the Account. All amounts so deposited and any interest on, and any securities, dividends, distributions, earnings and other property and payments or proceeds in respect of, any such deposits or invested amounts, less any amounts released pursuant to the terms of this Agreement, shall constitute the Collateral. Intermediary shall invest any portion of the Collateral that is cash in any Eligible Investments and dispose of any Eligible Investments for cash, as may be directed by Pledgor in writing from time to time and consented to in writing by Collateral Agent. If Intermediary does not receive such written direction from Pledgor countersigned by Collateral Agent, the Collateral that constitutes cash shall remain uninvested, in cash, and no disposal of any Eligible Investments shall occur (as the case may be).

7.2          Intermediary shall be entitled to payment from Pledgor for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between Pledgor and Intermediary (as such fees may be adjusted from time to time). Annual fees are due annually in advance for each year or any part thereof. Pledgor shall reimburse Intermediary on demand for all loss, liability, damage, disbursements, advances or reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all outside counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges relating to the Collateral incurred in connection herewith.

8.            Trading or Substitution. Any trading or substitution of the Collateral at the written direction of Pledgor shall only be permitted if consented to in writing by the Collateral Agent. Any such trading or substitution shall only involve trading or substitution of Eligible Investments or as may otherwise be consented to in writing by the Collateral Agent. Intermediary is hereby authorized, in making any such trading or substitution of the Collateral or any Eligible Investments permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of Intermediary or for any third person or dealing as principal for its own account. The parties acknowledge that Intermediary is not providing investment supervision, recommendations, or advice. “Eligible Investments” shall mean (a) cash and (b) shares of money market funds which funds have, at the time of their delivery to the Account, the highest credit rating assigned by any nationally recognized statistical rating organization, as determined by Pledgor and Collateral Agent.

9.             Trade, Substitute, Withdraw, or Transfer. As used herein, the words “trade” and “substitute” and words derived therefrom refer to deliveries out of the Account for counter-value, whereas the words “withdraw” and “transfer” and words derived therefrom refer to deliveries out of the Account not for counter-value.

10.	[Reserved].

11.	No Other Security Interest; Ownership of Collateral.

11.1.          Pledgor hereby represents and warrants that (i) Pledgor has not granted a security interest in the Collateral to any person or entity other than the Secured Parties and Intermediary, and (ii) Pledgor is the sole beneficial owner of the Collateral (except for the Secured Parties’ interest and Intermediary’s interest).

11.2.          Intermediary’s records show that Pledgor is the sole owner of the applicable Collateral as of the date hereof and that Intermediary has not received notice of any levy, security interest, or other claim in or to the Collateral other than this Agreement (“Adverse Claim”). If Intermediary receives notice of an Adverse Claim, then Intermediary will use commercially reasonable efforts to notify Pledgor and Collateral Agent thereof.

11.3.          Intermediary is not presently obligated to comply with transfer or withdrawal orders from any person other than Pledgor with respect to the Collateral. After the execution of this Agreement, without Collateral Agent’s prior written consent, Intermediary will not enter into any agreements by which Intermediary agrees to comply with transfer or withdrawal orders of any person other than Collateral Agent with respect to the Collateral.

12.	Limited Subordination.

12.1.         Intermediary hereby subordinates to the Secured Parties’ security interests all of Intermediary’s present and future liens, security interests, rights of set-off, claims, and other rights and interests relating to the Collateral, except solely to the extent of those resulting from any outstanding compensation, expenses, fees, costs, or other charges incurred by Intermediary in providing services under this Agreement, up to an amount of $100,000.00.

12.2.         Except to the extent allowed under this Section, Intermediary will not execute or exercise any of Intermediary’s present or future liens, security interests, rights of set-off, claims, or other rights or interests relating to the Collateral.

13.	Limited Responsibility of Intermediary.

13.1.         Except as otherwise expressly provided herein, Intermediary shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys' fees ("Losses"), incurred by or asserted against Pledgor or Collateral Agent, except those Losses arising out of the gross negligence, bad faith, or willful misconduct of Intermediary as determined by a court of competent jurisdiction in a final and non-appealable decision. In no event shall Intermediary be liable to Pledgor, Collateral Agent or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Intermediary be liable: (i) for acting in accordance with any written instructions, entitlement orders, instructions for the disposition of cash in any of the Accounts, and any other communication received by Intermediary via email, S.W.I.F.T., tested telex, letter, facsimile transmission or other method or system specified by Intermediary as available for use in connection with this Agreement (“Written Instructions”) with respect to the Account actually received by Intermediary and believed by Intermediary to be given by an Authorized Person of Pledgor or Collateral Agent, as applicable; (ii) for conclusively presuming that all disbursements of cash or deliveries of securities directed by Collateral Agent or, after termination of this Agreement in accordance with Section 17.1, by Pledgor by Written Instructions given in accordance herewith are in accordance with the Agreement, (iii) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or securities or market conditions which prevent the transfer of property or execution of securities transactions or affect the value of property; (iv) for failing to act on any oral instructions; or (v) for any Losses due to Force Majeure Events (as defined below).

13.2         The duties of Intermediary will be strictly limited to those set forth in this Agreement, and no implied covenants, duties, responsibilities, representations, warranties, or obligations will be read into this Agreement against Intermediary.

13.3.          Notwithstanding anything to the contrary, Intermediary makes no representation or warranty with regard to the enforceability of any security interest described herein.

13.4.          Intermediary is not at any time under any duty to monitor the value of any Collateral in the Accounts or whether the Collateral is of a type required to be held in the Accounts, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral. Without limiting the generality of the foregoing, Intermediary shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by Pledgor or Collateral Agent or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

13.5.         Intermediary may, with respect to questions of law or performing its duties hereunder, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

13.6         No provision of this Agreement shall require Intermediary to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

14.           Indemnification; Force Majeure; Damages.

14.1.	Indemnification.

14.1.1.    “Indemnified Person” means Intermediary and its affiliates, and their officers, directors, employees, agents, successors, and assigns. “Harm” means claims, costs, damages, delayed payment or non-payment on assets sold, diminution of assets by reason of investment experience, expenses (including attorneys’ and other professional fees), fines, interest, liabilities, losses, penalties, stockholders’ assessments (asserted on account of asset registration), and taxes.

14.1.2.    Pledgor agrees to indemnify each Indemnified Person and hold each Indemnified Person harmless from and against any and all Harm sustained or incurred by or asserted against such Indemnified Person by reason of or as a result of any action or inaction hereunder, or arising out of Intermediary's performance hereunder, including reasonable fees and expenses of counsel (such fees and expenses to be evidenced by a reasonably detailed written invoice) incurred by such Indemnified Person in a successful defense of claims by Pledgor; provided that Pledgor shall not indemnify any Indemnified Person for those Harms arising out of such Indemnified Person’s gross negligence, bad faith, or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. Notwithstanding the foregoing, neither Pledgor nor Collateral Agent shall be responsible for lost profits or loss of business, arising in connection with this Agreement; provided that the foregoing shall not be construed to limit any Indemnified Person's right to indemnification from Harms resulting from a claim by any person or entity that is not a party to this Agreement, with respect to which the foregoing indemnity would otherwise apply.

14.1.3  Collateral Agent shall indemnify, defend and hold harmless each Indemnified Person against all Losses sustained or incurred by or asserted against such Indemnified Person resulting directly from such Indemnified Person complying with Collateral Agent’s instruction pursuant to this Agreement other than if arising out of such Indemnified Person’s gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision; provided that such indemnity by Collateral Agent shall not relieve Pledgor of any obligation it may have to indemnify Intermediary hereunder.

14.1.4. The foregoing provisions will survive the termination of this Agreement and the resignation or removal of Intermediary.

14.2.        Force Majeure. No party is liable for any delay or failure in performing its obligations under this Agreement caused by wars (whether declared or not and including existing wars and the invocation of war powers), revolutions, insurrections, riots, civil commotion, acts of God, medical emergencies, disease outbreaks, accidents, fires, explosions; stoppages of labor, strikes, or other differences with employees (other than Intermediary’s disputes with its employees); laws, regulations, orders, or other acts of any governmental authority; or any other circumstances beyond its reasonable control, regardless of whether such was already in existence as of the date of this Agreement (collectively, “Force Majeure Events”). Nor will any such failure or delay give any party the right to terminate this Agreement.

14.3.         Damages. No party is liable for any indirect, incidental, special, punitive, or consequential damages arising out of or in any way related to this Agreement or the performance of its obligations under this Agreement. This limitation applies even if the party has been advised of, or is aware of, the possibility of such damages.

15.           Tax Reporting. All reports relating to the Collateral to federal, state, and local tax authorities will be made under the name and tax identification number of Pledgor. Intermediary shall not withhold any amounts from releases of Collateral to any Secured Party, if Collateral Agent has provided Intermediary with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications.

16.           Account Statements. Pledgor hereby directs Intermediary to send Account Statements to Collateral Agent at the same frequency as Pledgor receives them. In addition, Intermediary shall provide to the persons indicated on Schedule 3 hereto (as updated from time to time by Collateral Agent in accordance with the terms hereof) the ability to review assets held in the Account, pursuant to Intermediary’s online platform, and the Intermediary shall provide Collateral Agent with Account Statements within a commercially reasonable time following any written request from any Authorized Person listed on Schedule 1 hereto.

17.	Termination of Agreement; Resignation of Intermediary.

17.1.          This Agreement shall terminate (a) with respect solely to Collateral Agent, upon Intermediary's receipt of Written Instructions from Collateral Agent expressly stating that Collateral Agent no longer claims any security interest in the Collateral on behalf of any Secured Party, (b) upon transfer of all of the Collateral to Secured Parties and/or their designees, or (c) upon Intermediary’s providing not less than thirty (30) days prior written notice of termination to the other parties; provided that termination pursuant to (c) above shall not affect or terminate any Secured Party’s security interest in the Collateral. Upon termination pursuant to (x) clause (b) or (c) above, Intermediary shall follow such reasonable Written Instructions of Collateral Agent concerning the transfer of Collateral and (y) upon termination pursuant to clause (a) above, Intermediary shall follow reasonable Written Instructions of Pledgor. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

17.2           Intermediary may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to Pledgor and Collateral Agent. Pledgor and Collateral Agent may jointly remove Intermediary at any time by giving thirty (30) calendar days’ prior written notice to Intermediary. Upon such notice, a successor intermediary shall be appointed by Pledgor and Collateral Agent, and Collateral Agent shall provide written notice of such to the resigning or removed Intermediary. Such successor intermediary shall become Intermediary hereunder upon the resignation or removal date specified in such notice. If Pledgor and Collateral Agent are unable to agree upon a successor intermediary within thirty (30) days after notice of such resignation, Intermediary may apply to a court of competent jurisdiction for the appointment of a successor intermediary or for other appropriate relief. The costs and expenses (including its reasonable attorney’s fees and expenses) incurred by Intermediary in connection with such proceeding shall be paid by Pledgor. Upon receipt of the identity of the successor intermediary and such successor intermediary agreeing to act as Intermediary hereunder and to comply with this Agreement, Intermediary shall deliver the Collateral then held hereunder to the successor intermediary. Upon its resignation and delivery of the Collateral as set forth in this Section 17.2, Intermediary shall be discharged of and from any and all further obligations arising in connection with the Collateral or this Agreement.

18.	Data Privacy, Confidentiality, and Security.

18.1.	Definitions. For purposes of this Section:

18.1.1.    “Applicable Privacy, Confidentiality, and Security Laws” means, with respect to a party, all applicable federal, state, and local laws, rules, regulations, directives, and other binding requirements issued by any Governmental Authority (as defined below) pertaining to the privacy, confidentiality, or security of Confidential Information (as defined below).

18.1.2.    “Confidential Information” means (i) all information, data, documents, records, and other materials that one party receives in connection with this Agreement or the Account from another party if already clearly and conspicuously marked as “Confidential Information” when received, but excluding Non-Confidential Information (as defined below), and (ii) any “nonpublic personal information” as defined in GLBA (as defined below) [15 U.S.C. §6809(4)] of Pledgor’s employees, Collateral Agent’s employees, Secured Parties’ employees, and the Account’s beneficial owners that Intermediary receives in connection with this Agreement or the Account from another party.

18.1.3.    “GLBA” means the Gramm-Leach-Bliley Act, 15 U.S.C. §§6801 et seq., and its implementing regulations, as amended.

18.1.4.    “Governmental Authority” means, with respect to a party, a state or federal governmental entity having jurisdiction over such party with respect to the activities that are the subject matter of this Agreement.

18.1.5.    “Non-Confidential Information” means information (i) of the disclosing party that was known by the receiving party without any obligation of confidentiality prior to the disclosing party’s disclosure thereof; (ii) of a party that was or becomes publicly available other than pursuant to a breach of this Agreement by the other party; (iii) of a party that was received by the receiving party in good faith on a non-confidential basis from a third party that is not actually known to the receiving party to have disclosed such information in violation of a confidentiality agreement in favor of the other party; (iv) that is independently developed by one party without use of the other party’s Confidential Information; or (v) of a party that is approved for disclosure by that party.

18.1.6.	“Services” means the services provided by Intermediary pursuant to this Agreement.

18.2.        Compliance with Law. Each party hereby represents and warrants that it complies with all Applicable Privacy, Confidentiality, and Security Laws.

18.3.        Third-Party/Subcontractor. Each party hereby acknowledges that it is responsible for the actions of its officers, directors, employees, and agents with respect to the privacy, confidentiality, and security of Confidential Information. Pledgor will not, and will not ask Intermediary to, disclose Intermediary’s Confidential Information to any platform maintained by any third party Pledgor has hired to manage Pledgor’s vendor due diligence and monitoring activities. Collateral Agent will not, and will not ask Intermediary to, disclose Intermediary’s Confidential Information to any platform maintained by any third party Collateral Agent has hired to manage Collateral Agent’s vendor due diligence and monitoring activities.

19.	Authorized Persons; Delivery of Directions.

19.1.	Authorized Persons. With respect to this Agreement:

19.1.1.    Pledgor will notify Intermediary of the identity of each (i) employee of Pledgor who is authorized to act on Pledgor’s behalf, (ii) third-party agent that is authorized to act on Pledgor’s behalf, and (iii) employee of each third-party agent who is authorized to act on such agent’s behalf. In no event is any such agent authorized to execute this Agreement or any amendment thereto or to terminate this Agreement. The Authorized Persons with respect to Pledgor as of the date hereof are designated in the Certificate of Authorized Persons attached hereto as Schedule 1.

19.1.2.    Collateral Agent will notify Intermediary of the identity of each (i) employee of Collateral Agent who is authorized to act on Collateral Agent’s behalf, (ii) third-party agent that is authorized to act on Collateral Agent’s behalf, and (iii) employee of each third-party agent who is authorized to act on such agent’s behalf. In no event is any such agent authorized to execute any amendment thereto or to terminate this Agreement. The Authorized Persons with respect to Collateral Agent as of the date hereof are designated in the Certificate of Authorized Persons attached hereto as Schedule 2. The Authorized Persons with respect to the Secured Parties as of the date hereof are designated in the Certificate of Authorized Persons attached hereto as Schedule 4.

19.1.3.    Intermediary may assume that any such employee or agent of Pledgor continues to be so authorized, until Intermediary receives written notice to the contrary from Pledgor (or, with respect to any such employee of any such agent, from such agent). Intermediary may assume that any such employee or agent of Collateral Agent continues to be so authorized, until Intermediary receives written notice to the contrary from Collateral Agent (or, with respect to any such employee of any such agent, from such agent). Each of Pledgor and Collateral Agent agrees to furnish to Intermediary a certificate or other signed document identifying the then-current Authorized Persons in the event of any change in the Authorized Persons of each of Pledgor and Collateral Agent. Upon the delivery of any such certificate, Schedule 1 or 2 hereto, as applicable, shall be deemed updated to reflect as applicable the information contained in such certificate or other signed document.

19.1.4.    Pledgor hereby represents and warrants that any such employee or agent of Pledgor was duly appointed and is appropriately monitored and covenants that Pledgor will furnish such employee or agent with a copy of this Agreement, as amended from time to time. Pledgor hereby acknowledges that (i) such employee’s or agent’s actions or omissions are binding upon Pledgor as if Pledgor had taken such actions or made such omissions itself and (ii) Intermediary is indemnified, released, and held harmless accordingly.

19.1.5.    Collateral Agent hereby represents and warrants that any such employee or agent of Collateral Agent was duly appointed and is appropriately monitored and covenants that Collateral Agent will furnish such employee or agent with a copy of this Agreement, as amended from time to time. Collateral Agent hereby acknowledges that (i) such employee’s or agent’s actions or omissions are binding upon Collateral Agent as if Collateral Agent had taken such actions or made such omissions itself and (ii) Intermediary is indemnified, released, and held harmless accordingly.

19.2.	Delivery of Directions.

19.2.1.    Any direction, notice, or other communication to or from Pledgor provided for in this Agreement will be given in writing and (i) unless the recipient has timely delivered a superseding address under this Agreement, addressed as provided under this Agreement, (ii) entered into Pledgor’s account in Intermediary’s on-line portal, or (iii) sent to Intermediary by any financial-messaging system, network, or service acceptable to Intermediary, such as the Society for Worldwide Interbank Financial Telecommunication messaging system (“Messaging System”).

19.2.2.    Any direction, notice, or other communication to or from Collateral Agent provided for in this Agreement will be given in writing and (i) unless the recipient has timely delivered a superseding address under this Agreement, addressed as provided under this Agreement, (ii) entered into Collateral Agent’s account in Intermediary’s on-line portal, or (iii) sent to Intermediary by Messaging System.

19.2.3.    Any direction received from Pledgor under this Agreement by email or Messaging System, or entered into Pledgor’s account in Intermediary’s on-line portal, is deemed to be given in a writing signed by Pledgor. Pledgor hereby represents and warrants that Pledgor maintains commercially reasonable security measures for preventing unauthorized access to its portal account; to the email accounts of its employees, agents, and agents’ employees; and to any Messaging System used by its employees, agents, and agents’ employees, and Pledgor hereby assumes all risk to the Account resulting from Pledgor’s failure to prevent such unauthorized access. Pledgor hereby acknowledges that Pledgor is fully informed of the protections and risks associated with the various methods of transmitting directions to Intermediary and that there may be more secure methods of transmitting directions than the methods selected by Pledgor and Pledgor’s agents.

19.2.4.    Any direction received from Collateral Agent under this Agreement by email or Messaging System, or entered into Collateral Agent’s account in Intermediary’s on-line portal, is deemed to be given in a writing signed by Collateral Agent. Collateral Agent hereby represents and warrants that Collateral Agent maintains commercially reasonable security measures for preventing unauthorized access to its portal account; to the email accounts of its employees, agents, and agents’ employees; and to any Messaging System used by its employees, agents, and agents’ employees, and Collateral Agent hereby assumes all risk to the Account resulting from Collateral Agent’s failure to prevent such unauthorized access. Collateral Agent hereby acknowledges that Collateral Agent is fully informed of the protections and risks associated with the various methods of transmitting directions to Intermediary and that there may be more secure methods of transmitting directions than the methods selected by Collateral Agent and Collateral Agent’s agents.

20.          Services Not Exclusive. Intermediary is free to render services to others, whether similar to those services rendered under this Agreement or of a different nature.

21.           Binding Obligations. Pledgor, Collateral Agent, and Intermediary each hereby represent and warrant that (i) it has the power and authority to transact the business in which it is engaged and to execute, deliver, and perform this Agreement and has taken all action necessary to execute, deliver, and perform this Agreement and (ii) this Agreement constitutes its legal, valid, and binding obligation enforceable according to the terms hereof.

22.	Complete Agreement; Amendment; Prevalence.

22.1.          Complete Agreement. This Agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter and supersedes any existing agreements between them concerning the subject. This Agreement and any administrative form under this Agreement may be proved either by a signed original or by a reproduced copy thereof (including, not by way of limitation, a microfiche copy or an electronic file copy).

22.2.          Amendment. This Agreement may be amended at any time, in whole or in part, by a written instrument signed by Pledgor, Collateral Agent, and Intermediary.

22.3.          Prevalence. Pledgor and Intermediary hereby acknowledge and agree that, in the event of any inconsistency between this Agreement and any custody or account agreement (such agreement, the “Custody Agreement”) between Pledgor and Intermediary, if any, this Agreement prevails with respect to the Collateral.

23.          Governing Law; Venue. This Agreement and the Account will be governed, enforced, and interpreted according to the laws of the State of New York without regard to conflicts of laws, except where pre-empted by federal law. All legal actions or other proceedings directly or indirectly relating to this Agreement will be brought in federal court (or, if unavailable, state court) sitting in the State of New York. The parties submit to the jurisdiction of any such court in any such action or proceeding and waive any immunity from suit in such court or execution, attachment (whether before or after judgment), or other legal process in or by such court. As permitted by Article 4 of the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto expressly agree that the law of the State of New York shall govern the Account and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any account agreement governing the Account.

24.	Successors and Assigns.

24.1.         This Agreement binds, and inures to the benefit of, Pledgor, Collateral Agent, Intermediary, and their respective successors and assigns; provided, however, that Pledgor will have no right to assign any rights with respect to Collateral, except as specifically permitted in this Agreement.

24.2.         No party may assign any of its rights under this Agreement without the consent of each other party, which consent will not be unreasonably withheld.

25.           Severability. The provisions of this Agreement are severable. The invalidity of a provision herein will not affect the validity of any other provision.

26.           Third-Party Beneficiaries. This Agreement is made solely for the benefit of the parties, except that each party acknowledges and agrees that each Secured Party shall be a third party beneficiary of this Agreement. No person other than such parties and each Secured Party has any rights or remedies under this Agreement.

27.	Solvency.

27.1.          Intermediary has no duty to inquire whether Pledgor or Collateral Agent is insolvent or subject to a pending bankruptcy or receivership proceeding.

27.2.          Pledgor hereby represents and warrants that Pledgor is neither insolvent nor subject to any pending bankruptcy or receivership proceeding. Pledgor will promptly notify Intermediary and Collateral Agent of any such insolvency or proceeding.

27.3.          Collateral Agent hereby represents and warrants that Collateral Agent is neither insolvent nor subject to any pending bankruptcy or receivership proceeding. Collateral Agent will promptly notify Intermediary and Pledgor of any such insolvency or proceeding.

28.           Legal Advice. Pledgor and Collateral Agent hereby acknowledge that they (i) did not receive legal advice from Intermediary concerning this Agreement, (ii) had an adequate opportunity to consult attorneys of their choice before executing this Agreement, and (iii) executed this Agreement upon their own judgment and, if sought, the advice of such attorneys.

29.          Waiver of Jury Trial. Each party hereby irrevocably waives all right to a trial by jury in any action, proceeding, claim, or counterclaim (whether based on contract, tort, or otherwise) directly or indirectly arising out of or relating to this Agreement.

30.          Legal Action. If Intermediary is served with any freeze order, garnishment, levy, restraining order, search warrant, subpoena, writ of attachment or execution, bankruptcy-court order, receivership order, or similar order relating to the Account (each, a “Legal Action”), then Intermediary will, to the extent permitted by law, use commercially reasonable efforts to notify Pledgor and Collateral Agent of such service. Pledgor and Collateral Agent will reimburse Intermediary for any expenses, fees, costs, or other charges incurred by Intermediary in responding to the Legal Action, including, but not limited to, any fees charged by an attorney of Intermediary’s choice. If Pledgor notifies Intermediary that Pledgor is seeking a protective order to resist the Legal Action, then Intermediary will provide reasonable cooperation at Pledgor’s request and sole cost and expense. If Collateral Agent notifies Intermediary that Collateral Agent is seeking a protective order to resist the Legal Action, then Intermediary will provide reasonable cooperation at Collateral Agent’s request and sole cost and expense. In any event, Intermediary may comply with the Legal Action at any time in any manner it (in its reasonable determination) or legal counsel of its own choosing deems appropriate, except to the extent Intermediary has received a protective order that prevents Intermediary from complying. Barring receipt of a protective order, if Intermediary complies with any Legal Action, Intermediary shall not be liable to any of the parties hereto or to any other person or entity even though such Legal Action may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

31.           Interpleader. With respect to Collateral that is the subject of a dispute, Intermediary may file an interpleader action or other petition with a court of competent jurisdiction for directions with respect to the dispute. Pledgor and Collateral Agent will reimburse Intermediary for any expenses, fees, costs, or other charges incurred by Intermediary in filing such petition and implementing such directions, including, but not limited to, any fees charged by an attorney of Intermediary’s choice. Before disbursing Collateral pursuant to such directions, Intermediary will deduct therefrom an amount in payment or reimbursement for all compensation, expenses, fees, costs, or other charges incurred by Intermediary in providing services under this Agreement or the Custody Agreement.

32.          Representations and Warranties. Pledgor and Collateral Agent each hereby covenant that, if any of the representations or warranties that it provides in this Agreement becomes inaccurate or incomplete, it will promptly notify Intermediary thereof and of any fact, omission, event, or change of circumstances related thereto.

33.          Publicity. No party will disclose the existence of this Agreement or any terms thereof in advertising, promotional, or marketing materials without obtaining, in each case, the prior written consent of each other party.

34.          Counterparts and Duplicates. This Agreement may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or email shall be effective as delivery of an original executed counterpart of this Agreement. Each party hereto agrees that this Agreement and any other documents, instruments or Written Instructions to be delivered in connection herewith, including any amendment or supplement, may be electronically signed using any electronic process or digital signature provider chosen by a signatory hereto, and that any electronic signatures (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to Intermediary) appearing on this Agreement and any other documents, instruments or Written Instructions are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Each other party to this Agreement assumes all risks arising out of the use of electronic signatures and electronic methods to send Written Instructions to Intermediary, including without limitation the risk of Intermediary acting on an unauthorized Written Instruction and the risk of interception or misuse by third parties. Notwithstanding the foregoing, Intermediary may in any instance and in its sole discretion require that a Written Instruction in the form of an original document bearing a manual signature be delivered to Intermediary in lieu of, or in addition to, any such electronic Written Instruction.

35.          Effective Date. This Agreement will become effective when all parties have signed it. The date of this Agreement will be the date this Agreement is signed by the last party to sign it (as indicated by the date associated with that party’s signature).

36.          USA PATRIOT Act. Section 326 Customer Identification Program. Pledgor acknowledges that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. Pledgor agrees that it will provide to Intermediary such information as it may request, from time to time, in order for Intermediary to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

IN WITNESS WHEREOF, each party hereby executes this Agreement on the date stated beneath that party’s signature.

PLEDGOR (AS DEFINED IN THIS AGREEMENT)

By:	/s/ Dong Li
(Signature of Pledgor’s authorized officer)

Dong Li
(Printed name of Pledgor’s authorized officer)

Its:	Chief Financial Officer
(Title of Pledgor’s authorized officer)

Dated:	June 13, 2022

COLLATERAL AGENT (AS DEFINED IN THIS AGREEMENT)

By:	/s/ Anthony Giraulo
(Signature of Collateral Agent’s authorized officer)

Anthony Giraulo
(Printed name of Collateral Agent’s authorized officer)

Its:	Chief Financial Officer
(Title of Collateral Agent’s authorized officer)

Dated:	May 25, 2022

INTERMEDIARY (U.S. BANK NATIONAL ASSOCIATION)

By:	/s/ Glen Fougere
(Signature of Intermediary’s authorized officer)

Glen Fougere
(Printed Name of Intermediary’s authorized officer)

Its:	Vice President
(Title of Intermediary’s authorized officer)

Dated:	June 13, 2022